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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Cantel Industries, Inc. our report dated March 29, 1995 appearing on page 18 of Medivators, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1994. We also consent to the references to us under the headings "Experts" and "Medivators Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Medivators Selected Financial Data".

PRICE WATERHOUSE LLP
Minneapolis, Minnesota
February 6, 1996